Exhibit 21


                                                          State of
                  Subsidiary                              Incorpora
                                                            tion
                  DMG Securities, Inc.                    Florida
                  Corporate Securities Group, Inc.        Florida
                  JWGenesis Securities, Inc.              Florida
                  JWGenesis Insurance Services, Inc.      Florida
                  JWGenesis Capital Markets, Inc.         Florida
                  JWGenesis Clearing Corp.                Iowa
                  JWGenesis Financial Services, Inc.      Florida
                  GSG Securities, Inc.                    Florida